EXHIBIT A
Joint Filing Statement
We, the undersigned, hereby express our agreement that the attached Schedule 13G is filed on behalf of each of us.
Date: February 16, 2010

By: Name:	/s/ Harvey B. Cash Harvey B. Cash

By:	/s/ Bruce A. Cleveland

Name:	Bruce A. Cleveland

By:	/s/ Christopher B. Ehrlich

Name:	Christopher B. Ehrlich

By:	/s/ Philip T. Gianos

Name:	Philip T. Gianos

By:	/s/ Linda S. Grais

Name:	Linda S. Grais

By:	/s/ W. Stephen Holmes

Name:	W. Stephen Holmes

By:	/s/ Nina S. Kjellson

Name:	Nina S. Kjellson

By:	/s/ Gilbert H. Kliman

Name:	Gilbert H. Kliman

By:	/s/ Khaled A. Nasr

Name:	Khaled A. Nasr

By:	/s/ Arnold L. Oronsky

Name:	Arnold L. Oronsky

INTERWEST PARTNERS IX, LP

By:	InterWest Management Partners IX, LLC
its General Partner

By:	/s/ W. Stephen Holmes Managing Director

INTERWEST MANAGEMENT PARTNERS IX, LLC

By:	/s/ W. Stephen Holmes

Managing Director

By:	/s/ Douglas A. Pepper

Name:	Douglas A. Pepper

By:	/s/ Thomas L. Rosch

Name:	Thomas L. Rosch

By:	/s/ Michael B. Sweeney

Name:	Michael B. Sweeney

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